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                                                               EXHIBIT 4(b)(6)


                   FIFTH AMENDMENT TO NOTE PURCHASE AGREEMENT
                                       RE:
                          CREDIT ACCEPTANCE CORPORATION
         SECOND AMENDED AND RESTATED 9.49% SENIOR NOTES DUE JULY 1, 2001


                                                      Dated as of April 27, 2000
                                                Effective as of December 1, 1999

To the Noteholders listed on Annex I hereto

Ladies and Gentlemen:

     Credit Acceptance Corporation, a Michigan corporation (together with its successors and assigns, the "Company"), hereby agrees with you as follows:

SECTION 1.     INTRODUCTORY MATTERS.

     1.1 DESCRIPTION OF OUTSTANDING NOTES. The Company currently has outstanding its Second Amended and Restated 9.49% Senior Notes due July 1, 2001 (collectively, the "Notes") which it issued pursuant to the separate Note Purchase Agreements, each dated as of August 1, 1996 (collectively, as amended by the First Amendment to Note Purchase Agreement, dated as of December 12, 1997, the Second Amendment to Note Purchase Agreement, dated as of July 1, 1998, the Third Amendment to Note Purchase Agreement, dated as of April 13, 1999, and the Fourth Amendment, dated as of December 1, 1999, the "Agreement"), entered into by the Company with each of the original holders of the Notes listed on Annex 1 thereto, respectively. Terms used herein but not otherwise defined herein shall have the meanings assigned thereto in the Agreement, as amended hereby.

     1.2 PURPOSE OF AMENDMENT. The Company and you desire to amend the Agreement as set forth in Section 2 hereof.

SECTION 2.     AMENDMENT TO THE AGREEMENT.

     Pursuant to Section 10.5 of the Agreement, the Company hereby agrees with you that the Agreement shall be amended by this Fifth Amendment to Note Purchase Agreement (this "Fifth Amendment") in the following respect:

     2.1 SECTION 6.1(B). Clause (i) of Section 6.1(b) is hereby amended in its entirety as follows:

                    (i) two hundred percent (200%) of Consolidated Tangible Net
               Worth at such time, provided that for purposes of this test, Consolidated Senior Funded Debt shall be calculated by including all


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                                                                 EXHIBIT 4(b)(6)



               Debt incurred by a Special Purpose Subsidiary, whether or not included therein under GAAP, or

     2.2 SECTION 6.1(C). Section 6.1(c) is hereby amended in its entirety as follows:

                    (C) SUBORDINATED FUNDED DEBT. The Company will not at any
               time permit Consolidated Subordinated Funded Debt to exceed one hundred fifty percent (150%) of Consolidated Tangible Net Worth at such time, provided that for purposes of this test, Consolidated Subordinated Funded Debt shall be calculated by including all Debt incurred by a Special Purpose Subsidiary, whether or not included therein under GAAP.

     2.3       SECTION 9.1. The definition of Consolidated Tangible Net Worth in
Section 9.1 is hereby amended and restated in its entirety as set forth below.

     CONSOLIDATED TANGIBLE NET WORTH -- means, at any time, the result of

               (a) the shareholders' equity of the Company and its Subsidiaries, minus

               (b) the retained earnings of the Unrestricted Subsidiaries, minus

               (c) all Intangible Assets of the Company and the Subsidiaries, minus

               (d) without duplication, any excess servicing asset resulting from the Transfer, pursuant to a Permitted Securitization, of Advances, Leased Vehicles, Installment Contracts (whether assigned outright or related to Advances) or Leases (whether assigned outright or related to Leased Vehicles), in each case as would be reflected on a consolidated balance sheet of such Persons at such time. As used in this definition, "Consolidated Net Worth" means, at any time, the amount of "consolidated total assets" less the amount of "consolidated total liabilities", as each would be reflected on a consolidated balance sheet of the Company and its Subsidiaries at such time, prepared in accordance with GAAP.

SECTION 3.     MISCELLANEOUS

     3.1 COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one Fifth Amendment.


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                                                                 EXHIBIT 4(b)(6)



     3.2 HEADINGS. The headings of the sections of this Fifth Amendment are for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

     3.3 GOVERNING LAW. This Fifth Amendment shall be governed by and construed in accordance with the internal laws of the State of Connecticut.

     3.4 EFFECT OF AMENDMENT. Except as expressly provided herein (a) no other terms and provisions of the Agreement shall be modified or changed by this Fifth Amendment and (b) the terms and provisions of the Agreement, as amended by this Fifth Amendment, shall continue in full force and effect. The Company hereby acknowledges and reaffirms all of its obligations and duties under the Agreement, as modified by this Fifth Amendment, and the Notes.

     3.5 REFERENCES TO THE AGREEMENT. Any and all notices, requests, certificates and other instruments executed and delivered concurrently with or after the execution of the Fifth Amendment may refer to the Agreement without making specific reference to this Fifth Amendment but nevertheless all such references shall be deemed to include, to the extent applicable, this Fifth Amendment unless the context shall otherwise require.

     3.6 COMPLIANCE. The Company certifies that immediately before and after giving effect to this Fifth Amendment, no Default or Event of Default exists or would exist after giving effect hereto; provided that the Company is not in compliance with the covenant contained in Section 6.3 before giving effect to this Fifth Amendment.

     3.7 EFFECTIVENESS OF AMENDMENTS. The amendments to the Agreement contemplated by Section 2 hereof shall (in accordance with Section 10.5(a) of the Agreement) become effective (retroactive to December 1, 1999), if at all, at such time as the Company and the Required Holders of the Notes shall have indicated their written consent to such amendments by executing and delivering the applicable counterparts of this Fifth Amendment. It is understood that any holder of Notes may withhold its consent for any reason, including, without limitation, any failure of the Company to satisfy all of the following conditions:

               (a) This Fifth Amendment shall have been executed and delivered by the Company and each of the Required Holders of the Notes.

               (b) The execution, delivery and effectiveness of an agreement, signed by the Company and the requisite holders of the Company's Second Amended and Restated 10.37% Senior Notes due November 1, 2001 issued under Note Purchase Agreements dated as of October 1, 1994, containing an amendment to such Note Purchase Agreements identical in substance to the amendment set forth in Section 2 hereof.

               (c) The execution, delivery and effectiveness of an agreement, signed by the Company and the requisite holders of the Company's Second Amended and Restated 9.27%

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                                                                 EXHIBIT 4(b)(6)


     Senior Notes due October 1, 2001 issued under Note Purchase Agreements dated as of March 25, 1997, containing an amendment to such Note Purchase Agreements identical in substance to the amendment set forth in Section 2 hereof.

               (d) The Company shall have paid the statement for reasonable fees and disbursements of Bingham Dana LLP, your special counsel, presented to the Company on or prior to the effective date of this Fifth Amendment.


     3.8 AMENDMENT TO CREDIT AGREEMENT. The Company represents that the Second Amendment to the Credit Agreement, as in effect on the date of the effectiveness of this Fifth Amendment, is in the form attached as Attachment 1 hereto.

     3.9 FULL DISCLOSURE. The Company warrants and represents to you that, as of the effective date hereof, none of the written statements, documents or other written materials furnished by, or on behalf of, the Company to you in connection with the negotiation, execution and delivery of this Fifth Amendment contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances in which they were made. There is no fact of which any of the Company's executive officers has actual knowledge which the Company has not disclosed to you which materially affects adversely or, so far as the Company can now reasonably foresee, will materially affect adversely the business, prospects, profits, Properties or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or the ability of the Company to perform its obligations set forth in the Agreement (after giving effect to this Fifth Amendment) and the Notes.

         [Remainder of page intentionally blank.  Next page is signature page.]




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                                                                 EXHIBIT 4(b)(6)



     If this Fifth Amendment is satisfactory to you, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this Fifth Amendment shall become binding between us in accordance with its terms.

                                        Very truly yours,

                                        CREDIT ACCEPTANCE CORPORATION

                                        By /S/ BRETT A. ROBERTS
                                          ------------------------
                                           Name:  Brett A. Roberts
                                           Title: Co-President




   [Signature Page to Fifth Amendment to Note Purchase Agreement in respect of
      9.49% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]



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                                                                 EXHIBIT 4(b)(6)


ACCEPTED:                          ASSET ALLOCATION & MANAGEMENT COMPANY AS
                                   AGENT FOR CENTRAL STATES HEALTH & LIFE
                                   COMPANY OF OMAHA

                                   By /S/ K. LANGE
                                     -------------------------
                                      Name:  Kathy Lange
                                      Title: Portfolio Manager

                                   ASSET ALLOCATION & MANAGEMENT COMPANY AS
                                   AGENT FOR THE CHARLES SCHWAB TRUST COMPANY
                                   FBO GUARANTY INCOME LIFE INSURANCE COMPANY

                                   By /S/ K. LANGE
                                     -------------------------
                                      Name:  Kathy Lange
                                      Title: Portfolio Manager

                                   ASSET ALLOCATION & MANAGEMENT COMPANY AS
                                   AGENT FOR AMERICAN COMMUNITY MUTUAL INSURANCE

                                   By /S/ K. LANGE
                                     -------------------------
                                      Name:  Kathy Lange
                                      Title: Portfolio Manager

                                   ASSET ALLOCATION & MANAGEMENT COMPANY AS
                                   AGENT FOR CENTRAL RE CORP. & PHOENIX

                                   By /S/ K. LANGE
                                     -------------------------
                                      Name:  Kathy Lange
                                      Title: Portfolio Manager



   [Signature Page to Fifth Amendment to Note Purchase Agreement in respect of
      9.49% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]




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                                                                 EXHIBIT 4(b)(6)


ACCEPTED:                          ASSET ALLOCATION & MANAGEMENT COMPANY AS
                                   AGENT FOR OLD GUARD MUTUAL INSURANCE COMPANY

                                   By /S/ K. LANGE
                                     --------------------------
                                      Name:  Kathy Lange
                                      Title: Portfolio Manager

                                   ASSET ALLOCATION & MANAGEMENT COMPANY AS
                                   AGENT FOR OZARK NATIONAL LIFE INSURANCE
                                   COMPANY

                                   By /S/ K. LANGE
                                     --------------------------
                                      Name:  Kathy Lange
                                      Title: Portfolio Manager

                                   ASSET ALLOCATION & MANAGEMENT COMPANY AS
                                   AGENT FOR CSA FRATERNAL LIFE

                                   By /S/ K. LANGE
                                     --------------------------
                                      Name:  Kathy Lange
                                      Title: Portfolio Manager

                                   ASSET ALLOCATION & MANAGEMENT COMPANY AS
                                   AGENT FOR KANAWHA INSURANCE COMPANY

                                   By /S/ K. LANGE
                                     --------------------------
                                      Name:  Kathy Lange
                                      Title: Portfolio Manager




   [Signature Page to Fifth Amendment to Note Purchase Agreement in respect of
      9.49% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]



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                                                                 EXHIBIT 4(b)(6)


ACCEPTED:                          CONNECTICUT GENERAL LIFE INSURANCE COMPANY
                                   BY CIGNA INVESTMENTS, INC. (authorized agent)

                                   By /S/ JAMES R. KUZEMCHAK
                                     --------------------------
                                     Name:  James R. Kuzemchak
                                     Title: Managing Director

                                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
                                   ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
                                   BY CIGNA INVESTMENTS, INC. (authorized agent)

                                   By /S/ JAMES R. KUZEMCHAK
                                     --------------------------
                                     Name:  James R. Kuzemchak
                                     Title: Managing Director


                                   PAN AMERICAN LIFE INSURANCE COMPANY

                                   By /S/ ROBERT NAGEL
                                     ----------------------
                                     Name:  Robert Nagel
                                     Title: Vice President

                                   PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                                   BY: PHOENIX INVESTMENT COUNSEL, INC.

                                   By /S/ ROSEMARY T. STREKEL
                                     --------------------------------
                                     Name:  Rosemary T. Strekel
                                     Title: Senior Managing Director



   [Signature Page to Fifth Amendment to Note Purchase Agreement in respect of
      9.49% Senior Notes Due July 1, 2001 of Credit Acceptance Corporation]


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                                                                 EXHIBIT 4(b)(6)

                                     ANNEX I
         SECOND AMENDED AND RESTATED 9.49% SENIOR NOTES DUE JULY 1, 2001

Central States Health & Life Company of Omaha
The Charles Schwab Trust Company fbo Guaranty Income Life Insurance Company American Community Mutual Insurance
Central Re Corp. & Phoenix
Ozark National Life Insurance Company
CSA Fraternal Life
Kanawha Insurance Company
Old Guard Mutual Insurance Company
Connecticut General Life Insurance Company
Pan American Life Insurance Company
Phoenix Home Life Mutual Insurance Company






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